----------------------------------------------------
                            Aetna Life Insurance and Annuity Company
                            Home Office: 151 Farmington Avenue
                            P.O. Box 30670
                            Hartford, Connecticut 06150-0670
                            (800) 531-4547

                            You may call the toll-free number shown above for answers to questions or to resolve a complaint.

Individual Variable, Fixed or Combination Annuity Contract (Nonparticipating)

Aetna Life Insurance and Annuity Company (We or Us), a stock company, agrees to pay benefits according to the terms and conditions set forth in this Contract.

Specifications
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Plan
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Type of Plan
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Contract Holder
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Contract Number
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Effective Date


This Contract is delivered in and is subject to the laws and regulations of that state.

The variable features of the Contract are described in sections 6 and 12.

Right to Cancel
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The Contract Holder may cancel this Contract within 10 days by returning it to
Us at the address shown above or to the person from whom it was purchased. Within seven (7) days of the cancellation request, We will return the amount of Purchase Payment(s) made plus any increase, or minus any decrease, on the Amount allocated to the Separate Account.

Signed at the Home Office on the Effective Date.


                  /s/ Dan Kearney              /s/  Susan E. Schechter
                      President                     Secretary

ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

Table of Contents
                                                                     Page

Right to Cancel.........................................................1

Contract Schedule.......................................................4
   Separate Account.....................................................4
   ALIAC Guaranteed Account (AG Guaranteed Account).....................4
   Separate Account and AG Account......................................4
   Fixed Annuity........................................................5

Section 1.  Definitions.................................................6

Section 2.  General Provisions..........................................7
   The Contract.........................................................7
   Nonparticipating Contract............................................8
   Misstatements and Adjustments........................................8
   Reports..............................................................8
   Premium Taxes........................................................8
   Protection of Proceeds...............................................8
   Evidence of Survival.................................................8
   Proof of Age.........................................................8
   Change of Contract...................................................8

Section 3.  Ownership...................................................8
   Contract Holder Rights...............................................8
   Transfer of Ownership................................................9

Section 4.  Beneficiary Provisions......................................9
   Beneficiary..........................................................9
   Change of Beneficiary................................................9
   Death of Beneficiary.................................................9

Section 5.  Purchase Payments...........................................9
   Purchase Payments....................................................9
   Allocation of Purchase Payments......................................9

Section 6.  Separate Account...........................................10
   General.............................................................10
   Investment Allocations to the Separate Account......................10
   Valuation of Assets.................................................10
   Accumulation Unit...................................................10
   Net Return Factor for Each Valuation Period.........................10
   Administrative Charge...............................................11
   Mortality Risk Charge...............................................11
   Expense Risk Charge.................................................11
   Mortality and Expense Guarantee.....................................11

Section 7.  AG Account.................................................11
   AG Account Guaranteed Interest Rate.................................11
   Deposit Period......................................................11
   Guaranteed Term.....................................................11
   Guaranteed Term(s) Groups...........................................12

                                       2
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   Maturity Date.......................................................12
   Allocation of Net Purchase Payments to the AG Account...............12
   AG Account Guaranteed Term Maturity Date and Maturity Value.........12
   Withdrawals and Transfers from the AG Account.......................12
   Reinvestment........................................................13
   AG Account Market Value Adjustment (Factor).........................13

Section 8.  Contract Value; Transfers and Withdrawals During the
            Accumulation Period........................................14
   Contract Value......................................................14
   Transfers During the Accumulation Period............................14
   Withdrawals During the Accumulation Period..........................14
   Deferred Sales Charge...............................................15
   Waiver of Deferred Sales Charge.....................................15
   Payment of Adjusted Contract Value..................................15
   Systematic Withdrawal Option (SWO)..................................15

Section 9.  Maintenance Charge.........................................16
   Maintenance Charge..................................................16

Section 10.  Proceeds Payable on Death.................................16
   Death of the Contract Holder Prior to the Annuity Date..............16
   Death Benefit Amount Prior to the Annuity Date......................16
   Death Benefit Payment Methods.......................................18
   Death of Contract Holder On or After the Annuity Date...............18
   Death of the Annuitant..............................................19

Section 11.  Delay of Payments.........................................19
   Delay of Payments...................................................19

Section 12.  Annuity Provisions........................................19
   Designation of Annuitant............................................19
   Terms of Annuity Options............................................20
   Annuity Unit........................................................21
   Annuity Unit Value..................................................21
   Annuity Net Return Factor...........................................21
   Annuity Options.....................................................22


                                       3
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Contract Schedule


Separate Account
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
Separate Account:                              Variable Account B

Charges to the Separate Account:               A daily charge is deducted from the assets of the Separate Account.  The deduction is the daily equivalent of the annual effective percentage shown below:


                                               (a)      During the Accumulation Period:

                                                        Administrative Charge                                    0.15%
                                                        Mortality Risk Charge                                    0.35%
                                                        Expense Risk Charge                                      0.90%
                                                        TOTAL Separate Account Charges During
                                                        Accumulation Period                                      1.40%

                                               (b)      During the Annuity Period

                                                        Administrative Charge Not To Exceed                      0.25%
                                                        Mortality Risk Charge                                    0.35%
                                                        Expense Risk Charge                                      0.90%
                                                        TOTAL Maximum Separate Account Charges
                                                        During Annuity Period                                    1.50%

ALIAC Guaranteed Account (AG Guaranteed Account)
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Minimum Guaranteed Interest Rate               3.0%
(effective annual rate of return):

Separate Account and AG Account
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Minimum Initial Purchase Payment:              $1,500

Minimum Subsequent Purchase Payment:           $500 or $50 per month if paid by an automatic check plan

Maximum Subsequent Purchase Payment:           $1,000,000 without home office approval

Transfers:                                     We allow an unlimited number of transfers during the Accumulation Period.  Twelve
                                               (12) transfers in any calendar year are free.  Thereafter, We reserve the right to charge a transfer charge up to $10 for each subsequent transfer.

Maintenance Charge:                            The annual maintenance charge is $30.  If the Contract Value is $50,000 or more on the date the maintenance charge is to be deducted, the maintenance charge is $0.

                                       4
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Deferred Sales Charge:                         For each withdrawal from the Contract Value, a deferred sales charge for each Net
                                               Purchase Payment will be determined as follows:

                                               Years from Receipt of                             Deferred
                                               Net Purchase Payment                              Sales Charge

                                                        0-1                                          7%
                                                        1-2                                          6%
                                                        2-3                                          5%
                                                        3-4                                          4%
                                                        4-5                                          3%
                                                        5-6                                          2%
                                                        6-7                                          1%
                                                        7+                                           0%

Waiver of Deferred Sales Charge:               Section 8.05 provides for the following:

                                               (c)     At least 12 months after
                                                       the date of the first
                                                       Purchase Payment in an
                                                       amount equal to or less
                                                       than 15% of the Contract
                                                       Value.

                                               (d)     For a full withdrawal
                                                       where the Contract Value
                                                       does not exceed $2,500
                                                       and no withdrawals have
                                                       been taken from the
                                                       Contract Value within the
                                                       prior 12 months.

Systematic Withdrawal Option:                  (a)     Specified Payment - Maximum Percentage:                 10%


                                               (b)     Specified Period - Minimum Period:                      10 years


                                               (c)     Specified Percentage - Maximum Percentage:              10%

Death Benefit Factor:                          4%

Death Benefit Maximum Amount:                  There is no maximum death benefit amount.

Death Benefit Maximum Age:                     85 years

Fund for Allocation of Excess Guaranteed       Federated Prime Money Fund II
Death Benefit Value:

Latest Annuity Date:                           The Contract Holder's 90th birthday.

Fixed Annuity
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Minimum Guaranteed Interest Rate               3.0%
(effective annual rate of return):

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Section 1.  Definitions
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1.01                Accumulation Period - The period during which one or more
                    Net Purchase Payments applied to the Contract accumulate to provide future Annuity payments.

1.02 Accumulation Unit - A measure of the net investment results for each variable investment option during the Accumulation Period. The Accumulation Units for the applicable Funds are used to calculate the portion of the Contract Value attributable to a Separate Account during the Accumulation Period.

1.03 Adjusted Contract Value - The Contract Value, plus or minus any aggregate AG Account Market Value Adjustment.

1.04 ALIAC Guaranteed Account (AG Account) - An investment option where We guarantee specified rate(s) of interest for specified periods of time. The AG Account is a separate account established by Us in accordance with the provisions of the Connecticut General Statutes Section 38a-433. Contract Holders do not participate in the investment gain or loss from the assets held in the AG Account. Assets in the AG Account may be charged with liabilities arising out of any other business We may conduct.

1.05 Annuitant - The natural person on whose life an Annuity payment is based.

1.06 Annuity - A series of payments We make for life, a definite period or a combination of the two.

1.07                Annuity Date - The date on which Annuity payments commence.

1.08 Annuity Options - Annuity payment methods available during the Annuity Period.

1.09 Annuity Period - The period of time during which Annuity payments are made.

1.10 Annuity Unit - A measure of the net investment results for each variable investment option during the Annuity Period. Annuity Units are used to calculate the amount of each variable Annuity payment.

1.11 Beneficiary - The person(s) entitled to receive any death benefit under the Contract. Upon the death of a joint Contract Holder, the surviving joint Contract Holder, if any, is treated as the Beneficiary. Any other Beneficiary designation on record with Us at the time of death is treated as a contingent Beneficiary.

1.12 Contract Holder - The person who purchases a Contract. We reserve the right to limit ownership to natural persons. If more than one Contract Holder owns the Contract, each Contract Holder shall be a joint Contract Holder. Any joint Contract Holder must be the spouse of the other joint Contract Holder. Joint Contract Holders have joint ownership rights and both must authorize any exercising of those ownership rights unless otherwise allowed by Us. If the Contract is owned by a nonnatural person, the death benefit will be paid at the death of the Annuitant and a new Annuitant may not be named.

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1.13                Contract Value - The dollar value as of any Valuation Period of all amounts accumulated in the Contract.

1.14                Contract - This agreement between the Contract Holder and
                    Us.

1.15 Dollar Cost Averaging - A program that permits the Contract Holder to systematically transfer amounts from any of the Funds and the one-year guaranteed term of the AG Account to any of the Funds. Dollar Cost Averaging is not available if the Systematic Withdrawal Option is in effect.

1.16 Effective Date - The date the Contract is issued to the Contract Holder.

1.17 Fund - One of the variable investment options which may be selected by a Contract Holder.

1.18 General Account - The General Account is made up of all of our general assets other than those allocated to the Separate Accounts.

1.19 Home Office - Our headquarters, located at 151 Farmington Avenue, Hartford, CT 06156.

1.20 Market Value Adjustment - An adjustment that may apply to a withdrawal made from the AG Account before the end of a guaranteed term as stated in Section 7.10.

1.21 Net Purchase Payment - The Purchase Payment less premium taxes, if applicable.

1.22 Purchase Payment - The gross payment accepted by Us and allocated to the Contract. We reserve the right to refuse to accept any Purchase Payment at any time for any reason.

1.23 Separate Account - A separate account that buys and holds shares of the Fund(s). Income, gains or losses, realized or unrealized, are credited or charged to the Separate Account without regard to Our other income, gains or losses. We own the assets held in the Separate Account and are not a trustee as to such amounts. The Separate Account generally is not guaranteed and is held at market value. The name of the Separate Account is shown on the Contract Schedule. The assets of the Separate Account, to the extent of reserves and other Contract liabilities of the Separate Account, will not be charged with Our other liabilities.

1.24 Valuation Period - The period of time for which a Fund determines its net asset value, usually from 4:15 p.m. Eastern time each day the New York Stock Exchange is open until 4:15 p.m. the next such business day, or such other day that one or more of the Funds determines its net asset value. The assets of the Separate Account are not chargeable with the liabilities arising out of any other business We may conduct.

1.25 Variable Annuity Contract - An Annuity Contract providing for the accumulation of value and/or for Annuity payments which vary in amount based on investment results.

Section 2.  General Provisions
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2.01                The Contract - The entire Contract consists of this Contract and any endorsements attached or subsequently issued.

2.02 Nonparticipating Contract - Neither the Contract Holder, nor any Beneficiary have a right to share in our earnings.

2.03 Misstatements and Adjustments - If We learn that the age of any Annuitant or second Annuitant is misstated, the correct age will be used to adjust payments. We reserve the right to request reimbursement or adjust future payments for any amount overpaid. We will pay the amount of any underpayment.

2.04 Reports - We furnish each Contract Holder with a report showing the Contract Value at least once each calendar year. We also furnish an annual report of the Separate Account.

2.05 Premium Taxes - Any premium taxes paid to any governmental entity are charged against Purchase Payments or the Contract Value. We may, at our sole discretion, pay premium taxes when due and deduct that amount from the Contract Value at a later date. Payment at an earlier date does not waive any right We may have to deduct amounts at a later date.

2.06 Protection of Proceeds - To the extent permitted by law, all payments under this Contract to a Contract Holder or Beneficiary shall be free from legal process and the claim of any creditor.

2.07 Evidence of Survival - The Company may require satisfactory evidence of the continued survival of any person(s) on whose life Annuity payments are based.

2.08 Proof of Age - The Company may require evidence of age of any Annuitant under Annuity Options 2 and 3 and of the designated second Annuitant under Annuity Option 3.

2.09 Change of Contract - We reserve the right to change the Contract, but only if a change is necessary to:

                    (a) Make the Contract or the Separate Account comply with state or federal laws or regulations; or

                    (b) Assure the continued qualified status of the Contract under the Code or other federal laws or regulations governing annuity contracts; or

                    (c) Reflect a change in the operation of the Separate Account or the Funds; or

                    (d)     Provide additional funds; or

                    (e)     Withdraw Funds

                    We will notify the Contract Holder in writing 30 days before any change becomes effective. When appropriate, we will endorse the Contract for the change.

Section 3.  Ownership
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3.01                Contract Holder Rights - The Contract Holder has all
                    interest and right to amounts held in his or her Contract. The Contract Holder and any joint Contract Holder are named on the Specifications page. The Contract Holder and any joint Contract Holder may exercise all the rights under the Contract, subject to the rights of:

                    (a) Any assignee under an assignment filed at our home office; and

                    (b)     Any irrevocably named Beneficiary.

                    Upon the death of a Contract Holder prior to the Annuity Date, a spousal Beneficiary may elect to continue the Contract in his or her own name and retain all ownership rights and privileges or take distribution of the death benefit as defined in Section 10.

3.02 Transfer of Ownership - A Contract Holder may transfer all of his or her rights under the Contract. We reserve the right not to accept an assignment or transfer to a nonnatural person. A written request, dated and signed by the Contract Holder and any joint Contract Holder, must be filed at our home office. After the transfer is recorded, it will take effect as of the date the request was signed. Any such transfer terminates the interest of any existing Contract Holder. It does not change the Beneficiary, nor transfer the Beneficiary's interest. A transfer will not affect any payments We may make or actions We may take before such transfer has been recorded at our home office.

Section 4.  Beneficiary Provisions
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4.01                Beneficiary - The Contract Holder may name a Beneficiary and a contingent Beneficiary. At the death of the Contract
                    Holder prior to the Annuity Date, the Beneficiary(ies) named in our records will receive a death benefit as stated in
                    Section 10. Upon the death of either joint Contract Holder prior to the Annuity Date, the surviving joint Contract Holder, if any, will be treated as the designated
                    Beneficiary and any other Beneficiary designation on record with Us at the time of death is treated as a contingent Beneficiary. If the Contract Holder is a nonnatural person, the death benefit will be paid at the death of the Annuitant.

4.02 Change of Beneficiary - The Contract Holder may change the Beneficiary. A written request, dated and signed by the Contract Holder, must be filed at our home office. If there are joint Contract Holders, both must sign the request. After the change is recorded, it will take effect as of the date the request was signed. If the request reaches our home office and is recorded after the Contract Holder dies, but before any payment is made, the change is valid.

4.03 Death of Beneficiary - If all of the Beneficiaries and contingent Beneficiaries die prior to the Contract Holder's death, We pay the death benefit in one sum to the Contract Holder's estate. If the Contract Holder is a nonnatural person, and all of the Beneficiaries and contingent Beneficiaries die prior to the Annuitant's death, We will pay the death benefit in one sum to the Contract Holder.

Section 5.  Purchase Payments
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5.01                Purchase Payments - Subject to the maximum and minimum shown on the Contract Schedule, the Contract Holder may determine the amount and frequency of Purchase Payments. We reserve the right not to accept any Purchase Payment. We will declare from time to time the acceptability of additional Purchase Payments.

5.02 Allocation of Purchase Payments - The Contract Holder may elect to have each Net Purchase Payment accumulate:

                    (a) On a variable basis invested in shares of one or more Funds in which the Separate Account invests;

                    (b) For guaranteed terms offered in the current deposit period(s) under the AG Account; or

                    (c) In a combination of any of the available investment options.

                    Net Purchase Payments must be allocated in whole percentages. For subsequent Purchase Payments, if no allocation instructions are received with the Purchase Payment, the allocation will be as indicated in the most recent directive from the Contract Holder. If the same guaranteed term(s) are not available, the next shortest will be used. If no shorter guaranteed term is available, the next longer guaranteed term will be used.

Section 6.  Separate Account
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6.01                General - The assets of the Separate Account, equal to the reserves and other Contract liabilities that depend on the investment performance of the Separate Account are not chargeable with liabilities arising out of any other business We may conduct. Income, gains or losses of the Separate Account, realized or unrealized, are credited to or charged against the assets of the Separate Account without regard to Our other income, gains or losses.

6.02 Investment Allocations to the Separate Account - The assets of the Separate Account are segregated by Fund, If the shares of any Fund are no longer available for investment by the Separate Account or if in our judgment, further investment in such shares should become inappropriate in view of the purpose of the Contract, We may cease to make such Fund shares available for investment under the Contract prospectively, or We may substitute shares of another Fund for shares already acquired. We may also, from time to time, add additional Funds. Any elimination, substitution or addition of Funds will be done in accordance with applicable state and federal securities laws. We reserve the right to substitute shares of another Fund for shares already acquired without a proxy vote.

6.03 Valuation of Assets - The shares of the Funds will be valued at their net asset value at the end of each Valuation Period.

6.04 Accumulation Unit - A Net Purchase Payment that is allocated to one or more Funds is credited to the Contract as Accumulation Units. The number of Accumulation Units credited is determined by dividing the applicable portion of the Net Purchase Payment by the Accumulation Unit value for the appropriate Fund. The Accumulation Unit value used is that which is computed for the next Valuation Period after which the Purchase Payment is received at our home office. Accumulation Units attributable to the initial Purchase Payments will be credited within two business days of acceptance.

                    Accumulation Unit values may increase or decrease from Valuation Period to Valuation Period.

6.05 Net Return Factor for Each Valuation Period - The value of an Accumulation Unit for any Valuation Period is calculated by multiplying the Accumulation Unit value for the immediately preceding Valuation Period by the net return factor of the appropriate Fund for the current period.

                    The net return factor for each Fund is equal to 1.0000000 plus the net return rate.

                    The net return rate equals:

                    (a) The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus

                    (b) The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus

                    (c) Taxes (or reserves for taxes) on the Separate Account (if any); divided by

                    (d) The total value of the Funds(s) Accumulation Units and Fund(s) Annuity Units of the Separate Account at the start of the Valuation Period; minus

                    (e) A daily actuarial charge as shown on the Contract Schedule for Annuity mortality and expense risks and profit and a daily administrative charge.

                    The net return rate may be more or less than zero (0) percent.

                    The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

6.06 Administrative Charge - We deduct an administrative charge equal, on an annual basis, to the amount shown on the Contract Schedule.

6.07 Mortality Risk Charge - We deduct a mortality risk charge equal, on an annual basis, to the amount shown on the Contract Schedule.

6.08 Expense Risk Charge - We deduct an expense risk charge equal, on an annual basis, to the amount shown on the Contract Schedule.

6.09 Mortality and Expense Guarantee - We guarantee that the dollar amount of each Annuity payment after the first will not be affected by variations in mortality or expense experience.

Section 7.  AG Account
--------------------------------------------------------------------------------

7.01 AG Account Guaranteed Interest Rate - All amounts allocated to the AG Account earn a rate of interest that is guaranteed for a specified period of time. The rate will be credited daily and will never be less than the minimum guaranteed interest rate shown on the Contract Schedule. We determine the rate and it is not based on investment experience.

                    For guaranteed terms of one year or less, one guaranteed interest rate is credited for the full guaranteed term. For longer guaranteed terms, an initial guaranteed interest rate is credited from the date of deposit to the end of a specified period within the guaranteed term. There may be different guaranteed interest rate(s) declared for subsequent specified time intervals throughout the guaranteed term.

7.02 Deposit Period - A calendar week, a calendar month, a calendar quarter, or any other period of time We specify during which Net Purchase Payment(s), transfers and reinvestments are accepted into the AG Account for one or more guaranteed terms. We reserve the right to extend the deposit period.

7.03 Guaranteed Term - The period of time for which AG Account guaranteed interest rates are guaranteed on Net Purchase Payments. Transfers and reinvestments are made into a current deposit period for the AG Account. Such period begins on the day following the close of the deposit period and ends on the designated Maturity Date. Guaranteed terms, if any, are offered at our discretion for various lengths of time ranging up to and including ten years.

                    During a deposit period, We may make available any number of guaranteed terms. The Contract Holder may allocate Net Purchase Payments and transfers into any or all of the available guaranteed terms.

7.04 Guaranteed Term(s) Groups - All AG Account guaranteed term(s) with the same length of time from the close of the deposit period until the designated Maturity Date.

7.05                Maturity Date - The last day of a guaranteed term.

7.06 Allocation of Net Purchase Payments to the AG Account - When the Contract Holder wishes to allocate all or any portion of a Net Purchase Payment to the Guaranteed Account, he or she must tell Us the percentage to apply to one or more of the AG Account guaranteed term(s) available during the current deposit period. If no allocation instructions are received, a Net Purchase Payment is allocated as indicated in the most recent directive from the Contract Holder. If the same guaranteed term is not available for any amount allocated to the AG Account, We will allocate the amount to the next shortest guaranteed term available. If no shorter guaranteed term is available, We will allocate it to the next longest guaranteed term.

7.07                AG Account Guaranteed Term Maturity Date and Maturity Value
                    - On the maturity date, the value of the total of all amounts allocated to that guaranteed term is called the maturity value.

                    When the Contract Holder has assets in the AG Account, at least eighteen (18) days before a maturity date, We notify him or her of the:

                    (a)     Projected maturity value; and

                    (b) Guaranteed terms and the applicable guaranteed interest rates available during the current deposit period.

                    When no allocation instructions are received and the assets in a guaranteed term have been reinvested by Us in another guaranteed term on the maturity date, the Contract Holder may transfer or withdraw, during the month following the maturity date, the reinvested amount with interest earned (as of the date the request is received at our home office) without incurring a Market Value Adjustment. This transaction is allowed only once for each maturity date, regardless of whether the transfer or withdrawal is partial or full.

7.08 Withdrawals and Transfers from the AG Account - When the Contract Holder requests a withdrawal or transfer from the AG Account, if instructions are not provided by the Contract Holder, amounts are withdrawn on a pro rata basis from the guaranteed term(s) groups in which the Contract is currently invested. Within a guaranteed term group, the amount to be withdrawn will be withdrawn first from the oldest deposit period. Withdrawals or transfers from an AG Account guaranteed term before the maturity date are subject to a Market Value Adjustment, except for:

                    (a) A one month period following the maturity date described in 7.07;

                    (b)     Transfers under the Dollar Cost Averaging program;
                            and

                    (c) Withdrawals under the Systematic Withdrawal Option described in Section 8.07.

                    Only a positive Market Value Adjustment will apply to amounts transferred from the AG Account when the Contract Holder elects Annuity Option 2 or 3.

7.09 Reinvestment - We will mail a notice to the Contract Holder before a guaranteed term's maturity date. This notice will contain the guaranteed terms available during the current deposit periods with their guaranteed interest rate(s) and projected maturity value. If no specific direction is given by the Contract Holder prior to the maturity date, each maturity value will be reinvested in the current deposit period for a guaranteed term of the same duration. If a guaranteed term of the same duration is unavailable, each matured term value will automatically be reinvested in the current deposit period for the next shortest guaranteed term available. If no shorter guaranteed term is available, the next longer guaranteed term will be used. We will mail a confirmation statement to the Contract Holder after the maturity date. This notice will state the guaranteed term and guaranteed interest rate(s) which will apply to the reinvested matured term value.

7.10 AG Account Market Value Adjustment (Factor) - The Market Value Adjustment factor (MVA factor) reflects any change in interest rates from the time assets are allocated to the AG Account to the time they are transferred or withdrawn. Except as noted in Sections 7.09, 10.02 and 12.01, an MVA factor is applied to any amount withdrawn or transferred from the AG Account before the end of a guaranteed term.

                    The amount withdrawn from the AG Account is multiplied by the MVA factor which is calculated as follows:

                                             x
                                            ---
                                            365
                                     (1 + i)
                                     ------------
                                             x
                                            ---
                                            365
                                     (i + j)
                    Where:

                              i       is the Deposit Period Yield
                              j       is the Current Yield
                              x       is the number of days remaining,
                                      (computed from Wednesday of the week of
                                      withdrawal) in the guaranteed Term.

                    Determination of MVA factor parameters:

                    A yield is computed at the close of the last business day of each week of the deposit period. The yield will equal the average of the yields on U.S. Treasury Notes which matured during the last three months of the applicable guaranteed term.

                    The deposit period yield is the average of those yields for the deposit period. If withdrawal is made prior to the close of the deposit period, it is the average of those yields on each week preceding withdrawal.

                    The current yield is the average of the yields on the last business day of the week preceding withdrawal on the same U.S. Treasury Notes included in the deposit period yield.

                    If no U.S. Treasury Notes matured during the last three months of the guaranteed term, We reserve the right to use the average of the yields on U.S. Treasury Notes that mature during a following quarter.

Section 8. Contract Value; Transfers and Withdrawals During the Accumulation Period
--------------------------------------------------------------------------------

8.01 Contract Value - The value of the Contract is determined by adding the value of the total of Accumulation Units attributed to the selected Fund(s) to the value of any amounts attributed to the AG Account.

8.02 Transfers During the Accumulation Period - Before the Annuity Date, the Contract Holder may transfer from any Fund or guaranteed term of the AG Account to:

                    (a)     Any other Fund; or

                    (b) Any guaranteed term of the AG Account available in the current deposit period.

                    Transfer requests can be submitted as a percentage or as a dollar amount. We may establish a minimum transfer amount. Within a guaranteed term group, the amount transferred is withdrawn first from the oldest deposit period, then from the next oldest, and so on until the amount requested is satisfied.

                    The Contract Holder may make an unlimited number of transfers during the Accumulation Period. The number of free transfers allowed is shown on the Contract Schedule. Transfers in excess of that number may be subject to the transfer charge shown on the Contract Schedule. Transfers under the Dollar Cost Averaging program do not count toward the annual limit. Transfers of a matured term value from the AG Account on or within one calendar month after a guaranteed term's maturity date do not count against the annual transfer limit.

                    Amounts applied to guaranteed terms of the AG Account may not be transferred to the Funds or to another guaranteed term during the deposit period or for 90 days after the close of the deposit period except for (1) matured term value(s) during the calendar month following the guaranteed term's maturity date; (2) amounts applied to an annuity option; (3) transfers from the one-year guaranteed term under the Dollar Cost Averaging program; and (4) amounts distributed under the Systematic Withdrawal Option.

                    Except as noted in Section 7.09, 10.02 and 12.01, transfers from guaranteed terms of the AG Account before the Maturity Date are subject to a Market Value Adjustment.

8.03 Withdrawals During the Accumulation Period - The Contract Holder may withdraw all or a portion of the Contract Value during the Accumulation Period by properly completing a withdrawal request form. Withdrawal requests can be submitted as a percentage or as a specific dollar amount. Net Purchase Payment amounts are withdrawn first, and then the excess value, if any. For any partial withdrawal, if instructions are not provided by the Contract Holder, amounts are withdrawn on a pro rata basis from the Fund(s), and/or the guaranteed term(s) groups in which the Contract is currently invested. Within a guaranteed term group, the amount to be withdrawn will be withdrawn first from the oldest deposit period, then from the next oldest, and so on until the amount requested is satisfied.

                    After deduction of the maintenance charge, if applicable, the withdrawn amount shall be reduced by the applicable deferred sales charge and any applicable premium taxes.

8.04 Deferred Sales Charge - The deferred sales charge only applies to the portion of the amount withdrawn attributable to Net Purchase Payment(s) and varies according to the elapsed time since receipt of the Purchase Payment. The deferred sales charge is shown on the Contract Schedule.

8.05 Waiver of Deferred Sales Charge - No deferred sales charge is deducted when the Contract Value is paid:

                    (a) To a Beneficiary as a death benefit, except for Purchase Payments made by a surviving joint Contract Holder as described in Section 10.02(b);

                    (b)     As a premium for an Annuity Option;

                    (c) At least the number of months, as shown on the Contract Schedule, after the date of the first Purchase Payment and in an amount equal to or less than the percentage of the Contract Value as shown on the Contract Schedule. This applies to the first withdrawal request, partial or full, in a calendar year. The Contract Value is calculated as of the date the withdrawal request is received in good order at our home office. This Waiver is not available to the Contract Holder while a SWO is in effect;

                    (d) For a full withdrawal where the Contract Value does not exceed the amount shown on the Contract Schedule and no withdrawals have been taken from the Contract within the prior 12 months;

                    (e)     For a distribution made by Us under Section 8.06; or

                    (f)     For a distribution which is part of a SWO under
                            Section 8.07.

                    We reserve the right to allow the proceeds of a total withdrawal to be reinstated under the terms and conditions as established by Us from time to time.

8.06 Payment of Adjusted Contract Value - Upon 90 day's written notice to the Contract Holder, We will terminate any Contract if the Contract Value becomes less than $1,500 immediately following any partial withdrawal. We do not intend to exercise this right in cases where the Contract Value is reduced to $1,500 or less solely due to investment performance. When We make a distribution pursuant to this provision, the deferred sales charge will not be deducted.

8.07 Systematic Withdrawal Option (SWO) - We will allow the Contract Holder to establish a schedule of withdrawals to be made automatically from the Contract Value. All distributed amounts will be withdrawn on a pro rata basis from the Fund(s) and/or the guaranteed term(s) groups of the AG Account in which the Contract is invested.

                    The Contract Holder must elect one of the following SWO methods:

                    (a) Specified Payment: Payments of a designated dollar amount. The annual amount may not be greater than the percentage of the Contract Value at time of the election as shown on the Contract Schedule. This annual dollar amount will remain constant. At our discretion, We may require a minimum payment amount; or

                    (b) Specified Period: Payments which are made over a period of time which must be at least the minimum period as shown on the Contract Schedule. The annual amount paid each year is calculated by dividing the Contract Value as of December 31 of the prior year by the number of payment years remaining; or

                    (c) Specified Percentage: Payment of a designated percentage which cannot be greater than the percentage of the Contract Value at the time of election as shown on the Contract Schedule. The percentage may be changed by written request. We reserve the right to limit the number of times the percentage may be changed. The annual amount is calculated by multiplying the Contract Value as of December 31 of the year prior to the payment by the designated percentage.

                    SWO payments will cease at the Contract Holder's death (or if the Contract Holder is a nonnatural person, at the death of the Annuitant). A beneficiary may elect to continue SWO as provided in Section 10.01.

                    In our discretion, We may require a minimum initial Contract Value for election of this option. SWO may be elected by submitting a completed and signed election form to Us. Once elected, this option may be revoked by submitting a written request to Us. SWO may be elected only once by the Contract Holder or by a spousal Beneficiary.

                    The Contract Holder should consult his or her tax adviser prior to requesting this distribution option. We are not responsible for any adverse tax consequences due to the Contract Holder receiving SWO payments. A ten (10) percent penalty tax may apply to distributions to a Contract Holder who has not reached age 59-1/2. Upon death of the Contract Holder, any payments will be made under the terms of Section 10.

                    Dollar Cost Averaging is not available to Contract Holders who have elected SWO.

Section 9.  Maintenance Charge
--------------------------------------------------------------------------------

9.01 Maintenance Charge - We will deduct an annual maintenance charge as shown in the Contract Schedule from the Contract during the Accumulation Period. We will deduct the maintenance charge on the anniversary of the Effective Date of the Contract. This maintenance charge is also deducted upon withdrawal of the entire Adjusted Contract Value. The maintenance charge is deducted proportionately from each investment option used.

Section 10.  Proceeds Payable on Death
--------------------------------------------------------------------------------

10.01 Death of the Contract Holder Prior to the Annuity Date - In the event of the death of the Contract Holder or a joint Contract Holder prior to the Annuity Date, a death benefit is payable to the Beneficiary(ies) designated by the Contract Holder. Upon the death of a joint Contract Holder, the surviving joint Contract Holder, if any, will be treated as the designated Beneficiary. Any other Beneficiary designation on record with Us at the time of death will be treated as a contingent Beneficiary. If the Contract Holder is a nonnatural person, the death benefit will be payable to the Beneficiary(ies) at the death of the Annuitant.

                    A Beneficiary may request We pay the death benefit under one of the methods described in Section 10.03. If the Beneficiary is the spouse of the Contract Holder, or the spouse of the Annuitant if the Contract Holder is a nonnatural person, he or she may elect to continue the Contract in his or her own name and exercise all the Contract Holder rights under the Contract.

10.02               Death Benefit Amount Prior to the Annuity Date -

                    (a) Except as set forth below, the amount of the guaranteed death benefit value is equal to the greater of:

                            (i) The Contract Value at the end of the Valuation Period during which We receive at our home office due proof of death and election of the type of payment to be made; or

                            (ii)  The death benefit determined as of the
                                  Valuation Period corresponding to the date of death.

                                  Until the first Effective Date anniversary, the death benefit is equal to the Purchase Payments made by the Contract Holder prior to the Effective Date anniversary less any withdrawals and any amounts applied to an Annuity Option.

                                  For each Contract year thereafter, the death benefit during the Contract year equals the death benefit at the beginning of the Contract year plus Purchase Payments made during the year less any withdrawals and any amounts applied to an Annuity Option.

                                  On each Effective Date anniversary, the death benefit is determined as follows:

                                  (A)    The death benefit on the previous
                                         Effective Date anniversary increased by
                                         the death benefit factor shown on the
                                         Contract Schedule; plus

                                  (B) Purchase Payments made by the Contract Holder during the Contract year increased by the death benefit factor shown on the Contract Schedule for the portion of the year since the Purchase Payment was made; less

                                  (C)    Any withdrawals or amounts applied to
                                         an Annuity Option during the Contract
                                         year increased by the death benefit
                                         factor shown on the Contract Schedule
                                         for the portion of the Contract year
                                         since the withdrawal or election of
                                         Annuity option; or

                            (iii) The Contract Value on the most recent seventh year anniversary of the Effective Date plus any Purchase Payments made after such Effective Date anniversary less any withdrawals and any amounts applied to an Annuity Option.

                    Notwithstanding the foregoing, the death benefit under (ii) or (iii) will not exceed the death benefit maximum amount shown on the Contract Schedule.

                    The death benefit calculation described in (ii) and (iii) above, applies until the Contract Holder reaches the death benefit maximum age shown on the Contract Schedule. If the Contract Holder is a nonnatural person, death provisions will be based on the age of the Annuitant. Thereafter, the death benefit is only adjusted for Purchase Payments, withdrawals and amounts applied to Annuity Options. If the Contract Holder reaches the death benefit maximum age shown on the Contract Schedule prior to the seventh anniversary of the Effective Date, the death benefit will be the greater of
                    (i) or (ii) above.

                    The excess, if any, of the guaranteed death benefit value over the Contract Value is determined when we receive at our home office due proof of death and allocated to the Fund shown on the Contract Schedule. The Contract Value plus any excess amount deposited becomes the Contract Value.

                    (b) In the case of a spousal Beneficiary who continued the Contract in his or her own name, the death benefit shall be equal to the Adjusted Contract Value less any applicable deferred sales charge on any Purchase Payment made after We have received at our home office due proof of death of the joint Contract Holder (or Annuitant, if applicable).

                    When the Beneficiary withdraws or transfers all or any portion of the death benefit in the AG Account within six months after the date of death, the amount withdrawn or transferred from the AG Account will be the greater of:

                    (1) The aggregate Market Value Adjustment amount (the amount resulting from the application of relevant Market Value Adjustment factors); or

                    (2) The applicable portion of the Contract Value in the AG Account.

                    After the six-month period, when the Beneficiary withdraws or transfers all or any portion of the death benefit in the AG Account, the amount will be equal to the aggregate Market Value Adjustment amount. Only a positive market value adjustment will apply, however, to amounts transferred from the AG Account when the Beneficiary elects Annuity Option 2 or 3.

                    At the death of a spousal Beneficiary who continued the Contract in his or her own name, when the Beneficiary withdraws or transfers all or any portion of the death benefit in the AG Account, the amount will be equal to the Aggregate Market Value Adjustment amount.

10.03 Death Benefit Payment Methods - A non-spousal Beneficiary must elect the death benefit to be paid under one of the following methods in the event of the death of the Contract Holder prior to the Annuity Date:

                    Method 1 - Lump sum payment of the death benefit; or

                    Method 2 - The payment of the entire death benefit within five years of the date of the Contract Holder's death; or

                    Method 3 - Payment of the death benefit over the lifetime of the designated Beneficiary or over a period not extending beyond the life expectancy of the designated Beneficiary with distribution beginning within one year of the date of death of the Contract Holder.

                    Any portion of the death benefit not applied under Method 3 within one year of the date of Contract Holder's death, or the death of the Annuitant if the Contract Holder is a nonnatural person, must be distributed within five years of the date of death.

                    A spousal Beneficiary may elect to continue the Contract in his or her name, elect a lump sum payment of the death benefit, or apply the Adjusted Contract Value to an Annuity Option.

10.04 Death of Contract Holder On or After the Annuity Date - If the Contract Holder who is not the Annuitant, dies on or after the Annuity Date, the remaining payments under the Annuity Option elected will be made to the Beneficiary at least as rapidly as under the method of distribution in effect at the Contract Holder's death.

10.05 Death of the Annuitant - If the Annuitant, who is not a Contract Holder, dies on or before the Annuity Date, a new Annuitant may be named. If no Annuitant is named, the Contract Holder will be the Annuitant. If the Contract Holder is a nonnatural person, the death benefit will be paid at the death of the Annuitant and no new Annuitant may be named. If the Annuitant dies after the Annuity Date, the death benefit, if any, will be payable to the Beneficiary as specified in the Annuity Option elected. We will require proof of the Annuitant's death. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.

Section 11.  Delay of Payments
--------------------------------------------------------------------------------

11.01 Delay of Payments - We will make any payments under this Contract within seven days after a request is received in good order. We reserve the right to suspend or postpone any type of payment from the Separate Account for any period when:

                    (a) The New York Stock Exchange is closed for other than customary weekend and holiday closings;

                    (b)     Trading on the Exchange is restricted;

                    (c) An emergency exists as a result of which it is not reasonably practicable to dispose of securities held in the Separate Account or determine their value; or

                    (d) The Securities and Exchange Commission so permits delay for the protection of security holders.

                    The applicable rules of the Securities and Exchange Commission will govern as to whether the conditions in (b) or (c) exist.

                    We also reserve the right to delay any type of payment from the AG Account for up to six months.

Section 12.  Annuity Provisions
--------------------------------------------------------------------------------

12.01 Designation of Annuitant - The Contract Holder and the Annuitant need not be the same person. The Contract Holder names the Annuitant and during the Accumulation Period, may change the designated Annuitant. We change the Annuitant when We receive a written request in good order at our home office. We will not change the Annuitant when Annuity payments have commenced.

                    The Contract Holder elects an Annuity Option by telling Us to use all or any portion of the Contract Value (minus any applicable premium taxes if not previously deducted) to purchase Annuity payments under an Annuity Option. If the Contract Holder elects Annuity Option 1, the amount applied to purchase Annuity payments will be equal to the Adjusted Contract Value. If the Contract Holder elects Annuity Option 2 or 3, the amount applied to purchase Annuity payments will be the greater of:

                    (1)     The Adjusted Contract Value; or

                    (2)     The Contract Value.

                    When an Annuity option is chosen the Contract Holder must designate a:

                    (a)     Fixed Annuity using the General Account;

                    (b) Variable Annuity using any of the Funds available during the Annuity Period; or

                    (c)     Combination of (a) and (b).

                    If a fixed Annuity is chosen, We will calculate the amount using an interest assumption no less than the percentage specified on the Contract Schedule. We may calculate the amount using a higher interest rate.

                    If a variable Annuity is chosen, an Assumed Annual Net Return Rate of 5% may be chosen. If not chosen, We will use an Assumed Annual Net Return Rate of 3.5%

                    Payments are made on a monthly basis to the Contract Holder unless the Contract Holder requests a different mode of payment.

                    Once elected, an Annuity Option may not be revoked, except for Option 1 when elected on a variable basis.

12.02 Terms of Annuity Options - The minimum first payment amount must be at least $50 per month and at least $250 per year.

                    If the Contract Holder elects a fixed Annuity and We determine that the Contract Holder would receive larger payments by applying the Contract Value, reduced by the deferred sales charge, to a single premium immediate Annuity currently offered by Us, We will make the larger payments.

                    We determine the first payment of a variable Annuity, or the payment amount of a fixed Annuity, using the Annuitant's (and second Annuitant's if applicable) adjusted age which We calculate as follows:

                    (a) If Annuity payments begin any time between July 1, 1992 and December 31, 1999, the adjusted age is the Annuitant's age as of the birthday closest in time to the Annuity Date reduced by one (1) year.

                    (b) If the Annuity begins any time between January 1, 2000 and December 31, 2009, the adjusted age is the Annuitant's age as of the birthday closest in time to the Annuity Date reduced by two (2) years.

                    (c) For each succeeding decade, the adjusted age is the Annuitant's age as determined in (b), reduced by one additional year.

                    The Annuity rates for Options 2 and 3 are based on mortality from 1983 Table A.

                    Assumed Annual Net Return Rate is the interest rate used to determine the amount of the first Annuity payment under a variable Annuity. The Separate Account must earn this rate plus enough to cover the mortality and expense risks charges (which may include profit) and administrative charges if future variable Annuity payments are to remain level.

                    The Contract Holder must give written notice to Us at least 30 days before the Annuity payments begin, electing or changing:

                    (a)     The date on which Annuity payments are to begin;

                    (b)     The Annuity Option;

                    (c) Whether the payments are to be made monthly, quarterly, semiannually or annually;

                    (d) The investment options used to provide Annuity payments.

                    The first Annuity payment may not be earlier than one (1) calendar year after the initial Purchase Payment, nor later than the later of the:

                    (a) First day of the month following the Annuitant's birthday shown on the Contract Schedule; or

                    (b) Tenth anniversary of the last Purchase Payment. In lieu of the election of an Annuity, the Contract Holder may request a lump sum payment.

12.03 Annuity Unit - The number of Annuity Units per Fund is based on the amount of the first variable Annuity payment which is equal to:

                    (a) The portion of the Contract Value (minus any premium taxes) applied to pay a variable Annuity; divided by,

                    (b)     1000; multiplied by,

                    (c)     The payment rate for the Annuity Option chosen.

                    Such amount, or portion, of the variable Annuity payment will be divided by the Annuity Unit value for the appropriate Fund on the tenth Valuation Period before the due date of the first payment to determine the number of each Fund's Annuity Units. The number of each Fund's Annuity Unit remains fixed. Each future payment is equal to the sum of the products of each Fund's Annuity Unit value multiplied by the appropriate number of units. The Fund's Annuity Unit value on the tenth Valuation Period prior to the due date of the payment is used.

12.04 Annuity Unit Value - For any Valuation Period, a Fund's Annuity Unit value is equal to:

                    (a) The value for the previous Valuation Period; multiplied by,

                    (b) The Annuity Net Return Factor for the Valuation Period; multiplied by,

                    (c) A daily factor to reflect the Assumed Annual Net Return Rate (the factor for 3.5% per year is .9999058; for 5% per year it is .9998663).

                    The dollar value of a Fund(s) Annuity Unit values and payments may go up or down due to investment gain or loss.

12.05 Annuity Net Return Factor - The Annuity net return factor is used to compute all Separate Account Annuity payments for any Fund.

                    The Annuity net return factor(s) for each Fund is equal to
                    1.0000000 plus the net return rate. The net return rate is equal to:

                    (a) The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus,

                    (b) The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus,

                    (c) Taxes (or reserves for taxes) on the Separate Account (if any); divided by

                    (d) The total value of the Fund(s) Accumulation Units and Fund(s) Annuity Units of the Separate Account at the start of the Valuation Period; minus,

                    (e) A daily actuarial charge as shown of the Contract Schedule for Annuity mortality and expense risks and profit and a daily administrative charge which will not exceed the administrative charge as shown on the Contract Schedule.

                    The net return rate may be more or less than zero (0) percent,

                    The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

12.06               Annuity Options

                    Option 1 - Payments for a Stated Period of Time - An Annuity will be paid for the number of years chosen. The number of years must be at least 5 and not more than 30.

                    If payments for this Annuity Option are made under a variable Annuity, the present value of any remaining payments may be withdrawn at any time.

                    Option 2 - Life Income - An Annuity will be paid for the life of the Annuitant. If also chosen, We will guarantee payments for 60, 120, 180, or 240 months.

                    Option 3 - Life Income Based upon the Lives of Two Annuitants - An Annuity will be paid during the lives of the Annuitant and a second Annuitant. Payments will continue until both Annuitants have died. When this Annuity Option is chosen, a choice must be made of:

                    (a) 100% of the payment to continue after the first death;

                    (b) 66-2/3% of the payment to continue after the first death;

                    (c) 50% of the payment to continue after the first death;

                    (d) Payments for a minimum of 120 months with 100% of the payment to continue after the first death; or

                    (e) 100% of the payment to continue at the death of the second Annuitant and 50% of the payment to continue at the death of the Annuitant.

                    We may make other options available as allowed by law.

                                    OPTION 1

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

--------------------- -------------------- -------------------- -------------------- --------------------- --------------------
       Years            Guaranteed Rate      Monthly Payment     Quarterly Payment   Semi-Annual Payment     Annual Payment
--------------------- -------------------- -------------------- -------------------- --------------------- --------------------

         5                   3.00%               17.91                53.59               106.78                211.99
         6                   3.00%               15.14                45.30                90.27                179.22
         7                   3.00%               13.16                39.39                78.49                155.83
         8                   3.00%               11.68                34.96                69.66                138.31
         9                   3.00%               10.53                31.52                62.81                124.69
         10                  3.00%                9.61                28.77                57.33                113.82
         11                  3.00%                8.86                26.52                52.85                104.93
         12                  3.00%                8.24                24.65                49.13                 97.54
         13                  3.00%                7.71                23.08                45.98                 91.29
         14                  3.00%                7.26                21.73                43.29                 85.95
         15                  3.00%                6.87                20.56                40.96                 81.33
         16                  3.00%                6.53                19.54                38.93                 77.29
         17                  3.00%                6.23                18.64                37.14                 73.74
         18                  3.00%                5.96                17.84                35.56                 70.59
         19                  3.00%                5.73                17.13                34.14                 67.78
         20                  3.00%                5.51                16.50                32.87                 65.26
         21                  3.00%                5.32                15.92                31.72                 62.98
         22                  3.00%                5.15                15.40                30.68                 60.92
         23                  3.00%                4.99                14.92                29.74                 59.04
         24                  3.00%                4.84                14.49                28.88                 57.33
         25                  3.00%                4.71                14.09                28.08                 55.76
         26                  3.00%                4.59                13.73                27.36                 54.31
         27                  3.00%                4.47                13.39                26.68                 52.97
         28                  3.00%                4.37                13.08                26.06                 51.74
         29                  3.00%                4.27                12.79                25.49                 50.60
         30                  3.00%                4.18                12.52                24.95                 49.53
--------------------- -------------------- -------------------- -------------------- --------------------- --------------------

                                    OPTION 2

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                Payments Guaranteed for a Stated Period of Months

------------------------------------------------------------------------------------------------------------------------------------
  Adjusted               None                      60                      120                     180                    240
    Age of      --------------------------------------------------------------------------------------------------------------------
   Annuitant        Male       Female        Male       Female       Male       Female        Male       Female       Male    Female
------------------------------------------------------------------------------------------------------------------------------------

      50           $4.27       $3.90        $4.26       $3.90       $4.22       $3.89       $4.17        $3.86       $4.08    $3.82
      51            4.34        3.97         4.33        3.96        4.30        3.95        4.23         3.92        4.14     3.88
      52            4.43        4.03         4.41        4.03        4.37        4.01        4.30         3.98        4.20     3.93
      53            4.51        4.10         4.50        4.10        4.45        4.08        4.37         4.04        4.26     3.99
      54            4.60        4.18         4.59        4.17        4.54        4.15        4.45         4.11        4.32     4.04

      55            4.70        4.25         4.68        4.25        4.62        4.22        4.53         4.18        4.39     4.11
      56            4.80        4.34         4.78        4.33        4.72        4.30        4.61         4.25        4.45     4.17
      57            4.91        4.42         4.89        4.41        4.82        4.38        4.69         4.32        4.51     4.23
      58            5.03        4.52         5.00        4.51        4.92        4.47        4.78         4.40        4.58     4.30
      59            5.15        4.61         5.12        4.60        5.03        4.56        4.87         4.48        4.65     4.37

      60            5.28        4.72         5.25        4.70        5.14        4.66        4.96         4.57        4.71     4.44
      61            5.43        4.83         5.39        4.81        5.27        4.76        5.06         4.66        4.78     4.51
      62            5.58        4.95         5.53        4.93        5.39        4.87        5.16         4.75        4.84     4.58
      63            5.74        5.08         5.69        5.05        5.53        4.99        5.26         4.85        4.90     4.65
      64            5.91        5.21         5.85        5.18        5.66        5.10        5.36         4.95        4.96     4.72

      65            6.10        5.36         6.03        5.32        5.81        5.22        5.46         5.05        5.02     4.79
      66            6.30        5.51         6.21        5.47        5.96        5.36        5.56         5.16        5.08     4.86
      67            6.51        5.67         6.41        5.63        6.12        5.50        5.66         5.26        5.13     4.93
      68            6.73        5.85         6.62        5.80        6.28        5.65        5.77         5.37        5.18     5.00
      69            6.97        6.04         6.84        5.98        6.44        5.80        5.86         5.49        5.23     5.06

      70            7.23        6.25         7.07        6.18        6.61        5.97        5.96         5.60        5.27     5.12
      71            7.51        6.47         7.32        6.39        6.79        6.14        6.05         5.71        5.31     5.18
      72            7.80        6.71         7.58        6.62        6.96        6.32        6.14         5.83        5.34     5.23
      73            8.12        6.98         7.85        6.86        7.14        6.50        6.23         5.94        5.37     5.28
      74            8.46        7.26         8.14        7.12        7.32        6.69        6.31         6.04        5.40     5.32

      75            8.82        7.57         8.45        7.40        7.50        6.89        6.38         6.14        5.42     5.35
------------------------------------------------------------------------------------------------------------------------------------

                 Rates are based on mortality from 1983 Table a.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

               (Annuitant is Male and Second Annuitant is Female)

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

------------------------------------------------------------------------------------------------------------------------------------
            Adjusted Ages
------------------- -------------------
                       Second               Option 3a          Option 3b          Option 3c           Option 3d          Option 3e
    Annuitant        Annuitant
------------------------------------------------------------------------------------------------------------------------------------
        55                  50                $3.69            $4.05               $4.27              $3.69             $4.13
        55                  55                 3.88             4.25                4.47               3.87              4.25
        55                  60                 3.06             4.47                4.71               4.06              4.36

        60                  55                 3.99             4.44                4.71               3.98              4.55
        60                  60                 4.24             4.71                4.99               4.23              4.70
        60                  65                 4.49             5.01                5.32               4.48              4.85

        65                  60                 4.38             4.97                5.32               4.38              5.10
        65                  65                 4.72             5.33                5.70               4.71              5.32
        65                  70                 5.07             5.75                6.17               5.05              5.54

        70                  65                 4.93             5.68                6.15               4.91              5.86
        70                  70                 5.40             6.21                6.70               5.36              6.18
        70                  75                 5.89             6.82                7.40               5.81              6.49

        75                  70                 5.69             6.68                7.32               5.62              6.92
        75                  75                 6.37             7.45                8.15               6.23              7.40
        75                  80                 7.07             8.34                9.16               6.78              7.85
------------------------------------------------------------------------------------------------------------------------------------

                     Rates are based on mortality from 1983
               Table a. The rates assume the Annuitant is Male and
               the Second Annuitant is Female. Rates for ages not
             shown will be provided on request and will be computed
            on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

               (Annuitant is Female and Second Annuitant is Male)

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%


------------------------------------------------------------------------------------------------------------------------------------
            Adjusted Ages
------------------- -------------------
                          Second            Option 3a          Option 3b          Option 3c           Option 3d          Option 3e
    Annuitant           Annuitant
------------------------------------------------------------------------------------------------------------------------------------
        55                  50                $3.75            $4.07              $4.26                $3.75             $3.98
        55                  55                 3.88             4.25               4.47                 3.87              4.06
        55                  60                 3.99             4.44               4.71                 3.98              4.12

        60                  55                 4.06             4.47               4.71                 4.06              4.37
        60                  60                 4.24             4.71               4.99                 4.23              4.47
        60                  65                 4.38             4.97               5.32                 4.38              4.54

        65                  60                 4.49             5.01               5.32                 4.48              4.89
        65                  65                 4.72             5.33               5.70                 4.71              5.02
        65                  70                 4.93             5.68               6.15                 4.91              5.14

        70                  65                 5.07             5.75               6.17                 5.05              5.60
        70                  70                 5.40             6.21               6.70                 5.36              5.79
        70                  75                 5.69             6.68               7.32                 5.62              5.96

        75                  70                 5.89             6.83               7.40                 5.81              6.63
        75                  75                 6.37             7.45               8.15                 6.23              6.92
        75                  80                 6.78             8.11               8.99                 6.54              7.15
------------------------------------------------------------------------------------------------------------------------------------

                     Rates are based on mortality from 1983
                Table a. The rates assume the Annuitant is Female
                and the Second Annuitant is Male. Rates for ages
           not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 1

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

------------------------------------------------------------------------------------------------------------------------------------
       Years            Guaranteed Rate      Monthly Payment     Quarterly Payment   Semi-Annual Payment     Annual Payment
------------------------------------------------------------------------------------------------------------------------------------

         5                  3.50%                 18.12                54.19               107.92                213.99
         6                  3.50%                 15.35                45.92                91.44                181.32
         7                  3.50%                 13.38                40.01                79.69                158.01
         8                  3.50%                 11.90                35.59                70.88                140.56
         9                  3.50%                 10.75                32.16                64.05                127.00
         10                 3.50%                  9.83                29.42                58.59                116.18
         11                 3.50%                  9.09                27.18                54.13                107.34
         12                 3.50%                  8.46                25.32                50.42                 99.98
         13                 3.50%                  7.94                23.75                47.29                 93.78
         14                 3.50%                  7.49                22.40                44.62                 88.47
         15                 3.50%                  7.10                21.24                42.31                 83.89
         16                 3.50%                  6.76                20.23                40.29                 79.89
         17                 3.50%                  6.47                19.34                38.51                 76.37
         18                 3.50%                  6.20                18.55                36.94                 73.25
         19                 3.50%                  5.97                17.85                35.54                 70.47
         20                 3.50%                  5.75                17.22                34.28                 67.98
         21                 3.50%                  5.56                16.65                33.15                 65.74
         22                 3.50%                  5.39                16.13                32.13                 63.70
         23                 3.50%                  5.24                15.66                31.19                 61.85
         24                 3.50%                  5.09                15.24                30.34                 60.17
         25                 3.50%                  4.96                14.85                29.56                 58.62
         26                 3.50%                  4.84                14.49                28.85                 57.20
         27                 3.50%                  4.73                14.15                28.19                 55.90
         28                 3.50%                  4.63                13.85                27.58                 54.69
         29                 3.50%                  4.53                13.57                27.02                 53.57
         30                 3.50%                  4.45                13.30                26.49                 52.53
------------------------------------------------------------------------------------------------------------------------------------

                                    OPTION 1

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

------------------------------------------------------------------------------------------------------------------------------------
       Years            Guaranteed Rate      Monthly Payment     Quarterly Payment   Semi-Annual Payment     Annual Payment
------------------------------------------------------------------------------------------------------------------------------------

         5                  5.00%                 18.74                56.00               111.33                219.98
         6                  5.00%                 15.99                47.77                94.96                187.64
         7                  5.00%                 14.02                41.90                83.30                164.59
         8                  5.00%                 12.56                37.52                74.58                147.35
         9                  5.00%                 11.42                34.11                67.81                133.99
         10                 5.00%                 10.51                31.40                62.42                123.34
         11                 5.00%                  9.77                29.19                58.03                114.66
         12                 5.00%                  9.16                27.36                54.38                107.45
         13                 5.00%                  8.64                25.81                51.31                101.39
         14                 5.00%                  8.20                24.50                48.69                 96.21
         15                 5.00%                  7.82                23.36                46.44                 91.75
         16                 5.00%                  7.49                22.37                44.47                 87.88
         17                 5.00%                  7.20                21.51                42.75                 84.48
         18                 5.00%                  6.94                20.74                41.23                 81.47
         19                 5.00%                  6.71                20.06                39.88                 78.80
         20                 5.00%                  6.51                19.46                38.68                 76.42
         21                 5.00%                  6.33                18.91                37.59                 74.28
         22                 5.00%                  6.17                18.42                36.62                 72.35
         23                 5.00%                  6.02                17.98                35.73                 70.61
         24                 5.00%                  5.88                17.57                34.93                 69.02
         25                 5.00%                  5.76                17.20                34.20                 67.57
         26                 5.00%                  5.65                16.87                33.53                 66.25
         27                 5.00%                  5.54                16.56                32.92                 65.04
         28                 5.00%                  5.45                16.28                32.35                 63.93
         29                 5.00%                  5.36                16.01                31.83                 62.90
         30                 5.00%                  5.28                15.77                31.35                 61.95
------------------------------------------------------------------------------------------------------------------------------------

                                    OPTION 2

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                Payments Guaranteed for a Stated Period of Months

------------------------------------------------------------------------------------------------------------------------------------
    Adjusted              None                      60                      120                     180                   240
     Age of      -------------------------------------------------------------------------------------------------------------------
   Annuitant        Male       Female        Male       Female       Male       Female        Male       Female       Male    Female
------------------------------------------------------------------------------------------------------------------------------------

      50           $4.56      $4.20        $4.55        $4.19       $4.51        $4.18      $4.45        $4.15       $4.36    $4.11
      51            4.64       4.26         4.62         4.25        4.58         4.24       4.51         4.21        4.42     4.16
      52            4.72       4.32         4.70         4.32        4.66         4.30       4.58         4.26        4.48     4.21
      53            4.80       4.39         4.79         4.38        4.74         4.36       4.65         4.32        4.53     4.27
      54            4.89       4.46         4.87         4.46        4.82         4.43       4.73         4.39        4.59     4.32

      55            4.99       4.54         4.97         4.53        4.91         4.50       4.80         4.46        4.65     4.38
      56            5.09       4.62         5.07         4.61        5.00         4.58       4.88         4.53        4.72     4.44
      57            5.20       4.71         5.17         4.70        5.10         4.66       4.96         4.60        4.78     4.50
      58            5.32       4.80         5.29         4.79        5.20         4.75       5.05         4.68        4.84     4.57
      59            5.44       4.90         5.41         4.88        5.31         4.84       5.14         4.76        4.91     4.63

      60            5.57       5.00         5.53         4.99        5.42         4.93       5.23         4.84        4.97     4.70
      61            5.71       5.11         5.67         5.09        5.54         5.03       5.32         4.93        5.03     4.77
      62            5.86       5.23         5.81         5.21        5.66         5.14       5.42         5.02        5.09     4.84
      63            6.02       5.36         5.97         5.33        5.79         5.25       5.51         5.11        5.16     4.91
      64            6.20       5.49         6.13         5.46        5.93         5.37       5.61         5.21        5.21     4.98

      65            6.38       5.64         6.31         5.60        6.07         5.49       5.71         5.31        5.27     5.05
      66            6.58       5.79         6.49         5.75        6.22         5.63       5.81         5.41        5.32     5.12
      67            6.79       5.95         6.69         5.91        6.38         5.76       5.91         5.52        5.38     5.18
      68            7.02       6.13         6.89         6.08        6.53         5.91       6.01         5.63        5.42     5.25
      69            7.26       6.32         7.11         6.26        6.70         6.06       6.11         5.74        5.47     5.31

      70            7.52       6.53         7.35         6.45        6.86         6.23       6.20         5.85        5.51     5.37
      71            7.80       6.75         7.59         6.66        7.03         6.39       6.29         5.96        5.54     5.42
      72            8.09       6.99         7.85         6.89        7.21         6.57       6.38         6.07        5.57     5.47
      73            8.41       7.26         8.12         7.13        7.38         6.75       6.46         6.17        5.60     5.51
      74            8.75       7.54         8.41         7.39        7.55         6.94       6.53         6.28        5.63     5.55

      75            9.12       7.85         8.71         7.66        7.73         7.13       6.61         6.38        5.65     5.59
------------------------------------------------------------------------------------------------------------------------------------

                 Rates are based on mortality from 1983 Table a.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 2

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                Payments Guaranteed for a Stated Period of Months

------------------------------------------------------------------------------------------------------------------------------------
    Adjusted              None                      60                      120                     180                   240
     Age of      -------------------------------------------------------------------------------------------------------------------
   Annuitant        Male       Female        Male       Female       Male       Female        Male       Female       Male    Female
------------------------------------------------------------------------------------------------------------------------------------

      50            $5.48      $5.12        $5.46       $5.11        $5.41       $5.09       $5.34       $5.06       $5.24    $5.01
      51             5.55       5.17         5.53        5.17         5.48        5.14        5.40        5.11        5.29     5.05
      52             5.63       5.23         5.61        5.23         5.55        5.20        5.46        5.16        5.34     5.10
      53             5.71       5.30         5.69        5.29         5.62        5.26        5.53        5.22        5.40     5.15
      54             5.80       5.37         5.77        5.36         5.70        5.33        5.60        5.27        5.45     5.20

      55             5.89       5.44         5.86        5.43         5.79        5.39        5.67        5.34        5.51     5.25
      56             5.99       5.52         5.96        5.51         5.87        5.47        5.74        5.40        5.56     5.31
      57             6.10       5.60         6.06        5.59         5.97        5.54        5.82        5.47        5.62     5.37
      58             6.21       5.69         6.17        5.67         6.06        5.62        5.90        5.54        5.68     5.42
      59             6.33       5.79         6.29        5.77         6.17        5.71        5.98        5.61        5.74     5.48

      60             6.46       5.89         6.41        5.87         6.28        5.80        6.06        5.69        5.79     5.55
      61             6.60       6.00         6.55        6.97         6.39        5.90        6.15        5.77        5.85     5.61
      62             6.75       6.11         6.69        6.08         6.51        6.00        6.24        5.86        5.91     5.67
      63             6.91       6.23         6.84        6.20         6.64        6.10        6.33        5.95        5.96     5.73
      64             7.09       6.37         7.00        6.33         6.77        6.22        6.42        6.04        6.02     5.80

      65             7.27       6.51         7.18        6.46         6.91        6.34        6.52        6.13        6.07     5.86
      66             7.47       6.66         7.36        6.61         7.05        6.46        6.61        6.23        6.12     5.92
      67             7.68       6.82         7.55        6.76         7.20        6.60        6.70        6.33        6.16     5.99
      68             7.91       7.00         7.76        6.93         7.35        6.74        6.80        6.43        6.21     6.04
      69             8.15       7.19         7.98        7.11         7.51        6.89        6.89        6.54        6.25     6.10

      70             8.41       7.39         8.21        7.30         7.67        7.04        6.97        6.64        6.28     6.15
      71             8.69       7.62         8.45        7.51         7.83        7.21        7.06        6.74        6.32     6.20
      72             8.99       7.86         8.70        7.73         8.00        7.38        7.14        6.85        6.35     6.25
      73             9.31       8.12         8.97        7.97         8.16        7.55        7.21        6.95        6.37     6.29
      74             9.65       8.41         9.26        8.23         8.33        7.73        7.29        7.04        6.39     6.33

      75            10.02       8.72         9.55        8.50         8.50        7.92        7.35        7.14        6.41     6.36
------------------------------------------------------------------------------------------------------------------------------------

                 Rates are based on mortality from 1983 Table a.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

               (Annuitant is Male and Second Annuitant is Female)

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

------------------------------------------------------------------------------------------------------------------------------------
            Adjusted Ages
--------------------------------------
                         Second
    Annuitant          Annuitant            Option 3a          Option 3b          Option 3c           Option 3d          Option 3e
------------------------------------------------------------------------------------------------------------------------------------
        55                  50                 $3.97             $4.35            $4.56               $3.97               $4.42
        55                  55                  4.16              4.54             4.76                4.15                4.54
        55                  60                  4.34              4.76             5.00                4.34                4.64

        60                  55                  4.27              4.73             5.00                4.26                4.83
        60                  60                  4.51              4.99             5.27                4.50                4.98
        60                  65                  4.76              5.29             5.60                4.75                5.13

        65                  60                  4.66              5.25             5.61                4.65                5.39
        65                  65                  4.99              5.61             5.99                4.98                5.60
        65                  70                  5.34              6.03             6.46                5.31                5.81

        70                  65                  5.19              5.97             6.44                5.17                6.14
        70                  70                  5.67              6.49             6.99                5.62                6.47
        70                  75                  6.16              7.10             7.68                6.07                6.77

        75                  70                  5.95              6.96             7.61                5.87                7.20
        75                  75                  6.64              7.73             8.43                6.48                7.68
        75                  80                  7.33              8.62             9.45                7.02                8.13
------------------------------------------------------------------------------------------------------------------------------------

                     Rates are based on mortality from 1983
               Table a. The rates assume the Annuitant is Male and
               the Second Annuitant is Female. Rates for ages not
             shown will be provided on request and will be computed
            on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

               (Annuitant is Female and Second Annuitant is Male)

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

------------------------------------------------------------------------------------------------------------------------------------
            Adjusted Ages
--------------------------------------
                         Second
    Annuitant          Annuitant            Option 3a          Option 3b          Option 3c           Option 3d          Option 3e
------------------------------------------------------------------------------------------------------------------------------------

        55                  50                $4.03             $4.36             $4.55                $4.03              $4.41
        55                  55                 4.16              4.54              4.76                 4.15               4.54
        55                  60                 4.27              4.73              5.00                 4.26               4.83

        60                  55                 4.34              4.76              5.00                 4.34               4.64
        60                  60                 4.51              4.99              5.27                 4.50               4.98
        60                  65                 4.66              5.25              5.61                 4.65               5.39

        65                  60                 4.76              5.29              5.60                 4.75               5.13
        65                  65                 4.99              5.61              5.99                 4.98               5.60
        65                  70                 5.19              5.97              6.44                 5.17               6.14

        70                  65                 5.34              6.03              6.46                 5.31               5.81
        70                  70                 5.67              6.49              6.99                 5.62               6.47
        70                  75                 5.95              6.96              7.61                 5.87               7.20

        75                  70                 6.16              7.10              7.68                 6.07               6.77
        75                  75                 6.64              7.73              8.43                 6.48               7.68
        75                  80                 7.04              8.39              9.29                 6.79               8.70
------------------------------------------------------------------------------------------------------------------------------------

                     Rates are based on mortality from 1983
                Table a. The rates assume the Annuitant is Female
                and the Second Annuitant is Male. Rates for ages
           not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

               (Annuitant is Male and Second Annuitant is Female)

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

------------------------------------------------------------------------------------------------------------------------------------
            Adjusted Ages
--------------------------------------
                         Second
    Annuitant          Annuitant            Option 3a          Option 3b          Option 3c           Option 3d          Option 3e
------------------------------------------------------------------------------------------------------------------------------------

        55                  50              $4.88               $5.26             $5.48                $4.88              $5.34
        55                  55               5.04                5.44              5.66                 5.04               5.43
        55                  60               5.21                5.65              5.89                 5.21               5.53

        60                  55               5.15                5.63              5.91                 5.14               5.73
        60                  60               5.37                5.87              6.16                 5.37               5.86
        60                  65               5.61                6.16              6.49                 5.60               6.01

        65                  60               5.52                6.14              6.51                 5.51               6.28
        65                  65               5.83                6.49              6.87                 5.82               6.47
        65                  70               6.17                6.90              7.33                 6.13               6.67

        70                  65               6.04                6.84              7.34                 6.00               7.03
        70                  70               6.49                7.35              7.87                 6.44               7.33
        70                  75               6.97                7.96              8.56                 6.87               7.62

        75                  70               6.77                7.84              8.51                 6.68               8.08
        75                  75               7.45                8.60              9.33                 7.27               8.55
        75                  80               8.14                9.49             10.35                 7.80               8.98
------------------------------------------------------------------------------------------------------------------------------------

                     Rates are based on mortality from 1983
               Table a. The rates assume the Annuitant is Male and
               the Second Annuitant is Female. Rates for ages not
             shown will be provided on request and will be computed
            on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

               (Annuitant is Female and Second Annuitant is Male)

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

------------------------------------------------------------------------------------------------------------------------------------
            Adjusted Ages
--------------------------------------
                         Second
    Annuitant          Annuitant            Option 3a          Option 3b          Option 3c           Option 3d          Option 3e
------------------------------------------------------------------------------------------------------------------------------------

        55                  50              $4.93               $5.27             $5.46                $4.93              $5.19
        55                  55               5.04                5.44              5.66                 5.04               5.43
        55                  60               5.15                5.63              5.91                 5.14               5.73

        60                  55               5.21                5.65              5.89                 5.21               5.53
        60                  60               5.37                5.87              6.16                 5.37               5.86
        60                  65               5.52                6.14              6.51                 5.51               6.28

        65                  60               5.61                6.16              6.49                 5.60               6.01
        65                  65               5.83                6.49              6.87                 5.82               6.47
        65                  70               6.04                6.84              7.34                 6.00               7.03

        70                  65               6.17                6.90              7.33                 6.13               6.67
        70                  70               6.49                7.35              7.87                 6.44               7.33
        70                  75               6.77                7.84              8.51                 6.68               8.08

        75                  70               6.97                7.96              8.56                 6.87               7.62
        75                  75               7.45                8.60              9.33                 7.27               8.55
        75                  80               7.86                9.28             10.20                 7.57               9.59
------------------------------------------------------------------------------------------------------------------------------------

                     Rates are based on mortality from 1983
                Table a. The rates assume the Annuitant is Female
                and the Second Annuitant is Male. Rates for ages
           not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                  [Aetna logo]
                    Aetna Life Insurance and Annuity Company
                       Home Office: 151 Farmington Avenue
                                 P.O. Box 30670
                        Hartford, Connecticut 06150-0670
                                 (800) 531-4547


           Individual Variable, Fixed, or Combination Annuity Contract
                                Nonparticipating


ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.